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                                                                   EXHIBIT 10.34

                        ALLMERICA FINANCIAL CORPORATION
                          RESTRICTED STOCK AGREEMENT

     This Restricted Stock Agreement (the "Agreement") is made as of this 26th day of May, 1998, by and between ALLMERICA FINANCIAL CORPORATION, a Delaware corporation (the "Company"), and Robert P. Restrepo, Jr. ("the Participant").

                                 P R E A M B L E

     WHEREAS, pursuant to the terms of the Allmerica Financial Corporation Long Term Stock Incentive Plan (the "Plan"), the Committee (as defined in the Plan) has agreed to give to the Participant subject to the terms and conditions of the Plan and this Agreement, 6,000 shares of the Company's common stock (the "Shares");

     WHEREAS, the Shares will be subject to certain restrictions on sale and transfer and other terms and conditions as set forth in this Agreement; and

     WHEREAS, the Shares are subject to the terms of a certain Deferral Agreement between the Company and the Participant dated May 26, 1998 (the "Deferral Agreement").

     NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Transfer of Stock.  Subject to and in accordance with the terms of the
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Deferral Agreement, the Company will transfer to Participant a certificate representing the Shares.

     2.  Vesting and Company's Right to a Return of the Shares.
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          (a) Vesting.  The Shares shall be one hundred (100%) percent vested on
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the date the Participant has completed three (3) additional years of active service with the Company or one of its subsidiaries or affiliates (the Company and its subsidiaries and affiliates hereinafter referred to as "Allmerica").
The three (3) years of additional active service will commence on the date of this Agreement and be determined pursuant to the terms of this Agreement.

          (b) Termination.  Upon the termination of Participant's employment
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with Allmerica for whatever reason, whether with or without cause, for good reason or otherwise, any non-vested Shares shall be returned to the Company for no consideration.

          (c) Retirement.  In the event that the Participant retires prior to
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the Shares becoming vested, the Company shall be entitled to have the non-vested
Shares shall be returned to the Company for no consideration. Retirement for purposes of this Agreement shall have the same meaning as it does in the Plan. However, the pro rata vesting provision in the event of retirement or early retirement as set forth in Section 7(d) of the Plan shall not be applicable.

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          (d) Disability.  In the event Participant is placed in a long term
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disability status (as such term is defined in the Plan) then any time during which Participant is in such status shall not be counted in determining whether Participant has provided the required amount of active service for purpose of vesting of the Shares. In addition, if the Participant's employment relationship with Allmerica is terminated due to disability, the Participant shall return to the Company, for no consideration, any non-vested Shares.

          (e) Death.  In the event Participant dies prior to the Shares becoming
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Fully Vested, the Company's right to have the Shares returned to the Company for no consideration shall lapse. Thus, notwithstanding any provisions to the contrary in this Agreement, in the event of Participant's death, the Shares shall become Fully Vested.

          (f) The sale of any portion of the Shares.  In the event Participant
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sells, transfers or encumbers all or any portion of the non-vested Shares, the non-vested Shares shall be returned to the Company for no consideration. The Participant agrees to inform the Company in the event the non-vested Shares, or any portion thereof, are sold, transferred or encumbered.

     3.   Proof of Ownership.  Annually the Participant shall deliver to the
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Company proof that the Participant has not sold, transferred or encumbered at the end of each anniversary of the date Participant received the Shares from the Company evidence that Participant owns directly and without any liens or encumbrances the non-vested Shares. This requirement to deliver proof of ownership of the non-vested Shares shall continue until the Shares are Fully Vested. If Participant fails to deliver proof that he still owns in his own account the non-vested Shares, then the Company shall, at its option, be entitled to have the non-vested Shares returned to the Company for no consideration. The Company shall have this right in the event Participant fails to deliver within thirty (30) days of the respective anniversary evidence that Participant still owns the non-vested Shares. Evidence of ownership of the non-vested Shares shall be fulfilled by delivering to the Company a certification in the form of Exhibit A attached hereto.

As long as the Deferral Agreement is in effect, the Participant does not need to deliver Exhibit A to the Company.

     4.   Shares Received in Certain Corporate Transactions.  The terms of this
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Agreement shall apply to any stock or securities received by Participant in exchange for the Shares pursuant to a plan of merger, consolidation, recapitalization or reorganization of the Company. The terms of this Agreement shall also apply to any security received as a result of a stock split or stock dividend with respect to the Shares and such securities shall become Shares pursuant to the terms of this Agreement.

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     5.  Stock Legend.  The Company and Participant agree that all certificates
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delivered to the Participant representing the Shares that at any time are subject to the provisions of this Agreement will have endorsed upon them in bold-faced type a legend in substantially the following form:

     RESTRICTIONS ON THE OWNERSHIP RIGHTS OF THE STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN IMPOSED PURSUANT TO A RESTRICTED STOCK AGREEMENT DATED MAY 26, 1998. A COPY OF THE RESTRICTED STOCK AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH COPY.

     The Company and the Participant agree that as long as the Deferral Agreement is in effect, the Participant will not receive a certificate representing the Shares.

     6.  Notices.  Any notice required to be given hereunder will be deemed to
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be duly given on the date of delivery if delivered in person or on the date of mailing if mailed by registered or certified mail, postage prepaid, return receipt requested, to the party or parties that are to receive such notice at the addresses indicated on the signature page of this Agreement. The address of Participant or the Company may be changed only by giving written notice to the other party of such change of address.

     7.  Taxes.  To the extent the lapse of restrictions results in the receipt
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of compensation by Participant for tax purposes, the Company shall withhold from any cash compensation then or thereafter payable to Participant any tax required to be withheld by reason thereof. To the extent the Company determines that such cash compensation is or may be insufficient to fully satisfy such withholding requirement, Participant shall deliver to the Company cash in an amount determined by the Company to be sufficient to satisfy any such withholding requirement. The Company will not deliver to the Participant an unrestricted certificate for any Shares until the Participant delivers to the Company cash sufficient to satisfy all withholding requirements imposed on the Company or a subsidiary of the Company. Notwithstanding the foregoing with the consent of the Company, the Participant may sell fully vested Shares in an amount necessary to satisfy the Participant's withholding requirement provided the proceeds from such sale are delivered directly to the Company to satisfy Participant's withholding requirements. If Participant makes the election authorized by (S)83(b) of the Internal Revenue Code of 1986, as amended, Participant shall submit to the Company a copy of the statement filed by Participant to make such election and, if necessary, deliver to the Company cash in an amount determined by the Company to be due to satisfy any withholding requirements as a result of the (S)83(b) election.

     8.  Stock Power and Retention of Certificates.  The Company may require
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Participant to execute and deliver to the Company a stock power in blank with respect to the non-vested Shares and may, in its sole discretion, determine to retain possession of or escrow the certificate for the non-vested Shares. The Company shall have the right, in its sole discretion, to exercise such stock power

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in the event that the Company becomes entitled to the non-vested Shares pursuant to the terms of this Agreement. Notwithstanding retention of such certificates by the Company, Participant shall have all rights (including dividend and voting rights) with respect to the non-vested Shares represented by such certificates.

     9.  Entire Agreement; Counterparts.  This Agreement contains the entire
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understanding between the parties concerning the subject contained in this
Agreement. Except for the Agreement, there are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto, relating to the subject matter of this Agreement, that are not fully expressed herein. This Agreement may be signed in one or more counterparts, all of which shall be considered one and the same agreement.

     10.  Further Assurances.  Each party to this Agreement agrees to perform
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all further acts and to execute and deliver all further documents as may be reasonably necessary to carry out the intent of this Agreement. The Participant must deliver to the Company a letter certifying the source of Participant's income (the "Side Letter") prior to receipt of the Shares. Failure to adhere to the terms of the Side Letter may affect Participant's right to freely sell fully vested Shares.

     11.  Severability.  In the event that any of the provisions, or portions
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thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, will not be affected, and such unenforceable provisions shall be automatically replaced by a provision as similar in terms as may be valid and enforceable.

     12.  Construction.  Whenever used in this Agreement, the singular number
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will include the plural, and the plural number will include the singular, and the masculine or neuter gender shall include the masculine, feminine, or neuter gender. The headings of the Sections of this Agreement have been inserted for purposes of convenience and shall not be used for interpretive purposes.

     13.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Delaware.

     14.  Successors.  The provisions of this Agreement will benefit and will be
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binding upon the assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto.

     15.  Specific Performance.  Each of the parties hereto acknowledges and
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agrees that in the event of any breach of this Agreement, the nonbreaching parties would be irreparably harmed and could not be made whole by monetary damages. Each of the parties hereto accordingly agrees to waive the defense in any action for injunction or specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to an injunction or to compel specific performance of this Agreement.

     16.  Amendment.  This Agreement may only be amended by the written consent
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of all of

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the parties to this Agreement at the time of such amendment.

     17.  Facsimile Signature.  The Company may execute this Agreement by means
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of a facsimile signature.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.



ADDRESS:                            ALLMERICA FINANCIAL CORPORATION

440 Lincoln Street                  By:
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Worcester, MA 01653                 Name:     Bruce C. Anderson
                                         --------------------------------
                                    Title:    Vice President
                                          -------------------------------

ADDRESS:

6 Kenmore Road
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Bloomfield CT 06002                 Participant    Robert P. Restrepo, Jr.
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                                                                       Exhibit A



                                 CERTIFICATION


I, Robert P. Restrepo, Jr., hereby certify to Allmerica Financial Corporation
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(the "Company") that the non-vested Shares (as that term is defined in the certain Restricted Stock Agreement between the Company and the undersigned dated May 26, 1998) are still owned directly by me and that during the period following my acquisition of the Shares I have not transferred or encumbered in any manner the non-vested Shares, and that such Shares as of the date of this Certification are owned directly by me without any encumbrances of any kind.

This Certification is given under the penalties of perjury.


                                 --------------------------------------------
                                 Participant: Robert P. Restrepo, Jr.

                                 Date:
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